RYDER SCOTT COMPANY
PETROLEUM CONSULTANT

TBPE REGISTERED ENGINEERING FIRM F-1580
1100 LOUISIANA     SUITE 3800     HOUSTON, TEXAS  77002-5235           TELEPHONE (713) 651-9191

Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEER

For filings made with the SEC under the 1933 Securities Act, we have provided our written consent for the references to our name as well as to the references to our third party report in the registration statements on Forms S-3 and S-8 filed by McMoRan Exploration Co. (McMoRan).  Our consent for such use is included as a separate exhibit to the filings made with the SEC by McMoRan.

McMoRan makes periodic filings on Form 10-K with the SEC under the 1934 Exchange Act.  Furthermore, McMoRan has certain registration statements filed with the SEC under the 1933 Securities Act into which any subsequently filed Form 10-K is incorporated by reference.  We have consented to the incorporation by reference in the registration statements on Forms S-3 and S-8 of McMoRan of the references to our name as well as to the references to our third party report for McMoRan, which appear in the December 31, 2011 annual report on Form 10-K of McMoRan.  Our written consent for such use is included as a separate exhibit to the filings made with the SEC by McMoRan.

\s\ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P
TBPE Firm Registration No. F-1580

Houston, Texas
February 29, 2012

1015  4TH  STREET, S.W. SUITE 600CALGARY, ALBERTA T2R 1J4TEL (403) 262-2799FAX (403) 262-2790